Exhibit 3

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they werewitten out in full according to applicable laws or regulations:
TEN COM — as tenants in common UNIF GIFT MIN ACT-Custodian TEN ENT — as tenants by the entireties CustMnor JT TEN — as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants ^ in common (Satis) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OH OTHEF! iOEMTiFtlMG MUMBEPI Of ASSIGNEE (PLEASE PRINT OH TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) states of the capital stock represented by the within certificate and do her y Irrevocably constitute and appoint Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises. Dated NOTICE THE Sl&mURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAW€ AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. 1% ALTERATION OR ENLARGEMENT OR AMY CHANGE WHATEVER. Signature(s) Guaranteed: THE SIGNATURECS) MUST BE GUARANTEED BY AN SUQiBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAM ASSOCIATIONS M4O CREDIT UNIOSMS WITH MEMBERSHIP \H AN APPROVED SIGNATURE GUARANTEE MEOALUON PROGRAM), PURSUANT TO S.E.C. RULE 11Ad iS ICEEP THIS CERTIFICATE IN k SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQWflE k BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

STRATUS PROPERTIES INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 863167 20 1 THIS iS TO CERTIFY THAT IS THE OWNER OF HiD KOiASSESSAiLE SHIRES, OF THE PftB ¥1LK OF iME CEliT ($.01) PER SHARE, OF THE COMMON STOCK OF Dated 1 XGENERAL COUNSEL AND SECRETARY CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER